UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Barings BDC, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

THE ANNUAL MEETING OF STOCKHOLDERS
IS QUICKLY APPROACHING

THE ANNUAL MEETING OF STOCKHOLDERS HAS BEEN SCHEDULED FOR MAY 7, 2024

Dear Fellow Stockholder,

As of the date of this letter, we have not received your voting instructions for the Annual Meeting of Stockholders of Barings BDC, Inc. The Board of Directors and I encourage you to vote in favor of the proposals. We ask that you vote your shares as quickly as possible using any of the methods described below. Your vote is important regardless of how many shares you own. If you have any questions about voting, please call our proxy solicitor, Broadridge, toll-free at 1-877-777-4652.

Thank you for your continued support.

Sincerely,

Eric Lloyd
Chief Executive Officer

Four Ways to Vote	PROXY QUESTIONS? Call 1-877-777-4652

GO TO PROXYVOTE.COM	WITHOUT A PROXY CARD	WITH A SMARTPHONE	VOTE PROCESSING
Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form.	Call 1-877-777-4652 Monday to Friday, 9:00 a.m.-10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.	Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	Mark, sign and date your ballot and return it in the postage-paid envelope provided.

BARINGS

LET YOUR PROXY VOTE COUNT

Make Your Voice Heard

We've made it easy, so take two minutes right now on any device you prefer.

PROXYVOTE.COM

BARINGS

We Urgently Need Your Vote

The Barings BDC, Inc. Annual Meeting has been scheduled for May 7, 2024. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, QR code or mail.**

Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. **If you have any questions or need assistance, please call 1-877-777-4652.**

0000 0000 0000 0000

0000 0000 0000 0000

Note: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

0000 0000 0000 0000

0000 0000 0000 0000

Note: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

Four Ways to Vote

ONLINE

Go to proxyvote.com

PHONE

Without a Proxy Card

With a Proxy Card

QR CODE

With a Smartphone

MAIL

Vote Processing